EXHIBIT 99.1
MEDIA RELEASE
Fisher Communications, Inc.
Announces Purchase of KBAK-TV and KBFX-CA;
Troy A. McGuire Named General Manager of Both Stations
SEATTLE, WA—(MARKET WIRE)—January 2, 2008—Fisher Communications, Inc. (NASDAQ: FSCI) announced today that it has closed on the purchase of the assets of KBAK-TV and KBFX-CA from Westwind Communications, LLC for $55 million in cash. Both stations serve the Bakersfield, California television market, the nation’s 125th largest television market.
Troy A. McGuire has been named general manager of the stations, taking over for the retiring Wayne Lansche. McGuire has been Fisher’s VP of News since January 2007 and will retain those responsibilities in addition to his new management duties.
With the completion of the acquisition, Fisher Communications, Inc., a Seattle-based communications company, owns and manages 13 full power and eight low-power television stations and eight radio stations in the Western United States. The Company owns and operates Fisher Pathways, a satellite and fiber transmission provider; Fisher Plaza, a media, telecommunications, and data center facility located near downtown Seattle; and Pegasus News, an online start-up and hyper-local media pioneer based in Dallas. For more information about Fisher Communications, Inc., go to www.fsci.com.
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Contact:	Robert I. Dunlop
SVP
Fisher Communications, Inc.
Phone: (206) 404-3065
Fax: (206) 404-3665
Email: rdunlop@fsci.com